Exhibit 10.1

In accordance with Item 601(b)(2)(ii) of Regulation S-K, certain information (indicated by “[**]”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

FOURTH AMENDMENT TO LICENSE AND COLLABORATION AGREEMENT

THIS FOURTH AMENDMENT (this “Amendment”) is made and entered into as of August 25, 2022 (the “Amendment Effective Date”) to amend that certain License and Collaboration Agreement dated November 27, 2017, as amended (the “Agreement”), by and between ALKERMES PHARMA IRELAND LIMITED (“Alkermes”) and BIOGEN SWISS MANUFACTURING GMBH (“Biogen”). Unless noted otherwise, capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, Alkermes and Biogen have entered into the Agreement;

WHEREAS, Alkermes and Biogen now wish to amend the Agreement to add, among other things, detail in respect of an additional royalty payment to be paid to Alkermes on certain Commercial Supplies of the Alkermes 8700 Product;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Section 1.1 of the Agreement is hereby amended to add the following new defined terms:

“Bulk Form Only Product” shall mean Alkermes 8700 Product Commercial Supplies (as that term is defined in the Commercial Supply Agreement) to be Delivered (as that term is defined in the Commercial Supply Agreement) in Bulk Form (as that term is defined in the Commercial Supply Agreement) and for which finished form to be derived therefrom is to be Manufactured (including Packaged) by Biogen or a Third Party in lieu of Alkermes.

“Packaging” (and its cognate expressions) shall mean the filling into bottles, labelling, packaging and/or finishing of Commercial Supplies of Alkermes 8700 Product.

“[**] Annual Net Selling Price” or “[**] ANSP” means the [**] net selling price (in U.S. Dollars) per capsule of the Alkermes 8700 Product as calculated on a Calendar Year basis based on [**] Alkermes 8700 Product sold [**] during such Calendar Year, excluding any samples or other forms of Alkermes 8700 Product that are provided free of charge. [**].

2.
Section 5.1.2 of the Agreement is hereby deleted in its entirety and replaced with the following text:

5.1.2 Commercial Supplies. Pursuant to this Agreement, Biogen has the right to Manufacture or have Manufactured Commercial Supplies. Biogen has considered in good faith, and hereby appoints, Alkermes as the toll manufacturer for such Commercial Supplies for Commercialization in the Territory at a site outside of the United States, and Biogen and its Affiliates and Sublicensees will purchase Commercial Supplies exclusively from Alkermes; provided that, (A) with respect to the Alkermes 8700 Product only and subject to the Manufacturing transition plan referenced in this Section 5.1.2, Biogen’s appointment of Alkermes as toll manufacturer, Alkermes’ obligation to Manufacture, and the obligations of Biogen and its Affiliates and Sublicensees to purchase Clinical Supplies and Commercial Supplies exclusively from Alkermes will each expire on the Exclusive Manufacturing End

Date, (B) with respect to Bulk Form Only Product, Biogen shall have the right to Manufacture or engage a Third Party to Manufacture the finished form to be derived from such Bulk Form; and (C) for Products other than the Alkermes 8700 Product, Biogen may qualify to Manufacture, or engage and qualify a Third Party to Manufacture, Commercial Supplies as a back-up manufacturer so long as such Third Party Manufacturer does not Manufacture more than [**] percent ([**]%) of Commercial Supplies in the aggregate in any Calendar Year, except in the event of a Force Majeure Delay or a Serious Failure to Supply.

Upon Biogen’s written request, Alkermes and Biogen shall work in good faith to (a) enter into a technology transfer plan pursuant to which Alkermes will undertake a Technology Transfer in accordance with Section 3.2.3(iv) of the Agreement, including the reimbursement provisions therein, as promptly as reasonably practicable and, in any event, to be completed no later than [**] after Biogen’s written request to transition manufacturing and enter into a technology transfer plan, and (b) enter into a Manufacturing transition plan ([**]) to ensure the orderly transition after the Exclusive Manufacturing End Date to Biogen or its designee of Manufacturing responsibility for Clinical Supplies and Commercial Supplies of the Alkermes 8700 Product in an effort to prevent any interruption in the supply of such product.

Notwithstanding anything to the contrary set forth in this Section 5.1.2, if (i) Alkermes foregoes its exclusive right to Manufacture or have Manufactured Commercial Supplies, (ii) Alkermes undergoes a Change of Control in which the acquirer is a competitor of Biogen set forth on Schedule 5.1 or a Third Party toll manufacturer that Manufactures a competing fumarate product or (iii) there is a Serious Failure to Supply, then in any case ((i)-(iii)), (a) Biogen and its Affiliates and Sublicensees will have no further obligation to exclusively purchase Commercial Supplies from Alkermes, (b) Biogen will have the exclusive right to Manufacture or have Manufactured Commercial Supplies and (c) Alkermes will promptly conduct a transfer (to the extent not already conducted pursuant to any Technology Transfer) of all necessary Manufacturing technology to Biogen or its designee to enable Biogen or such designee to Manufacture Commercial Supplies. In addition, in the event of a Force Majeure Delay (and for the duration thereof), until such time as Alkermes is able to resume sufficient Manufacturing to meet Biogen’s demand for Commercial Supplies, Biogen may Manufacture itself or have Manufactured by its back-up manufacturer, all Commercial Supplies for so long as Alkermes is unable to meet Biogen’s demand.

3.
A new Section 9.5.1(i)(C) of the Agreement is hereby added with the following text:

(C) Additional Royalty Percentage for Bulk Form Only Product.

(I) As further consideration for the performance of Alkermes’ obligations under this Agreement and under the Commercial Supply Agreement, Biogen will pay to Alkermes, in addition to the royalties otherwise owing pursuant to this Section 9.5, an additional royalty payment on each Batch (as that term is defined in the Commercial Supply Agreement) of Bulk Form Only Product supplied during a given Calendar Year at the rate of [**] percent ([**]%) of the [**] ANSP, multiplied by the number of capsules yielded from such Batch of Bulk Form Only Product (the “Bulk Form Only Product Additional Royalty”), subject to the exclusions set forth in (II) below and in accordance with the payment schedule set forth in (III) below.

(II) Notwithstanding subsection (I) above, the Bulk Form Only Product Additional Royalty shall not apply to and shall not be payable for any Batch of Bulk Form Only Product Packaged by Biogen or its designee due to either:

a) such Batch being in excess of the agreed threshold number of Bulk Form Batches ([**]) to be Packaged by Alkermes in each Calendar Year (the “Agreed Packaging Core Capacity”); or

b) the packaging line at the Alkermes Facility (as that term is defined in the Commercial Supply Agreement) not being functional for [**] (excluding any scheduled shutdown) (such [**] period, a “Prolonged Shutdown”), provided that the only Batches subject to this exclusion are those Batches scheduled to be Packaged by Alkermes during the time period commencing after such Prolonged Shutdown and continuing until such time as Alkermes deems its packaging line to be functional again. For clarity, any Batch diverted after a Prolonged Shutdown as set forth in this subsection (II)(b) shall nevertheless be deemed to have been Packaged by Alkermes for purposes of determining whether that Batch or any future Batch is within or in excess of the Agreed Packaging Core Capacity.

(III) The Bulk Form Only Product Additional Royalty shall be payable on an annual basis at the end of each Calendar Year as follows:

(a) At the end of each Calendar Year, a calculation will be performed to determine the number of Batches of Bulk Form Only Product supplied during such Calendar Year for which the Bulk Form Only Product Additional Royalty is payable (such number, the “Number of Additional Royalty Batches”). The Bulk Form Only Product Additional Royalty payable for such Calendar Year will be calculated in respect of the first Batches of Bulk Form Only Product supplied to Biogen during such Calendar Year up to the number of Batches equal to the Number of Additional Royalty Batches (such Batches, the “Additional Royalty Batches”). For example, if it is determined that the Number of Additional Royalty Batches for a given Calendar Year is three, then the first three Batches of Bulk Form Only Product supplied during such Calendar Year shall be deemed the Additional Royalty Batches and all calculations and assessments relating to the Bulk Form Only Product Additional Royalty (e.g., number of capsules yielded, whether or not such Batch was Packaged, etc.) shall be determined based on those first specific three Batches.

(b) For each Additional Royalty Batch that is Packaged by Biogen or its designee (whether in whole or in part) in the same Calendar Year in which it is supplied by Alkermes to Biogen (regardless of the final use of such Additional Royalty Batch, whether for samples or otherwise), the Bulk Form Only Product Additional Royalty shall become payable in the Calendar Year in which such Additional Royalty Batch was supplied. For each Additional Royalty Batch that is not Packaged by Biogen or its designee in the same Calendar Year in which it is supplied by Alkermes, the Bulk Form Only Product Additional Royalty shall become payable in the Calendar Year immediately following the Calendar Year in which such Additional Royalty Batch was supplied, regardless of whether or when it is ultimately Packaged by Biogen or its designee.

4.
Section 9.5.5 of the Agreement is hereby deleted in its entirety and replaced with the following text:

9.5.5. No Valid Claim. On a country-by-country and Product-by-Product basis, in any country in which a Product is Commercialized and there are no remaining Valid Claims of the Licensed Patents that Cover the use or sale of such Product in such country, the royalties payable to Alkermes on Net Sales of such Product pursuant to (i) Section 9.5.1(i)(A) will be reduced to [**] percent ([**]%) of such Net Sales for the Alkermes 8700 Product; (ii) Section 9.5.1(i)(B) will be reduced to [**] percent ([**]%) of such Net Sales for the Alkermes 8700 Product and (iii) Section 9.5.2 will be reduced to [**] percent ([**]%) of the applicable royalty rate for any Product (other than the Alkermes 8700 Product). For clarity, the royalty due under Section 9.5.1(i)(B) is a combined royalty comprised of a portion ([**] percent ([**]%)) that is payable in consideration of the licenses contained herein and a portion ([**] percent ([**]%)) that is payable in consideration of the loss of Manufacturing-related fees, and only that portion payable in consideration of the licenses contained herein ([**] percent ([**]%)) shall be subject to reduction pursuant to this Section 9.5.5. For further clarity, the royalties payable to Alkermes pursuant to Section 9.5.1(i)(C) are entirely in consideration of the loss of Manufacturing-related fees and are therefore not subject to reduction pursuant to this Section 9.5.5.

5.
Section 9.6 of the Agreement is hereby deleted in its entirety and replaced with the following text:

9.6. Reporting and Payments.

(i) For each Calendar Quarter for which royalties are payable by Biogen to Alkermes pursuant to Section 9.5.1(i)(A) or 9.5.1(i)(B) or Section 9.5.2, Biogen will:

(a) deliver to Alkermes, within five (5) days after the end of each such Calendar Quarter, a nonbinding estimated report prepared in good faith;

(b) deliver to Alkermes, within forty-five (45) days after the end of each such Calendar Quarter a true and accurate report;

(c) In each case of (a) and (b), providing in reasonable detail:

(I)
an accounting of all Net Sales made on a country-by-country and Product-by-Product basis in the Territory during such Calendar Quarter, including the amount of gross sales of Products and the aggregate allowable deductions therefrom,
(II)
the number of units of Products sold,
(III)
the currency conversion rates used,
(IV)
the U.S. Dollar-equivalent of such Net Sales during such Calendar Quarter and
(V)
a calculation of the amount of royalty payment due on such Net Sales;

(d) within forty-five (45) days after the end of each such Calendar Quarter, pay Alkermes the royalties due under Sections 9.5.1(i)(A) and 9.5.1(i)(B) and Section 9.5.2 with respect to such Calendar Quarter as provided for in the report delivered under (b) above. Each of the reports set forth in this Section 9.6(i) will be organized to distinguish whether the Alkermes 8700 Product was Manufactured by Alkermes or Biogen or their respective designees and, in the case of the report set forth in (b), the amount of Alkermes 8700 Product in inventory as of the end of the Calendar Quarter to which the report relates. In addition, within forty-five (45) days after the end of the first Calendar Quarter following each twelve (12)-month period during the Minimum Annual Payment Term, Biogen shall pay Alkermes any amount due under Section 9.5.l(ii) for such twelve (12)-month period; and

(e) Any payments due under this Agreement for less than a full Calendar Quarter will be prorated.

(ii) For each Calendar Year for which Bulk Form Only Product is supplied to Biogen or during which any Bulk Form Only Product Additional Royalty is payable by Biogen to Alkermes pursuant to Section 9.5.1(i)(C), Biogen will:

(a) deliver to Alkermes, within five (5) days after the end of each such Calendar Year, a nonbinding estimated report prepared in good faith;

(b) deliver to Alkermes, within forty-five (45) days after the end of each such Calendar Year a true and accurate report;

(c) In each case of (a) and (b), providing in reasonable detail:

(I)
the total number of Batches of Bulk Form Only Product supplied during such Calendar Year,
(II)
the [**] ANSP of all Alkermes 8700 Product sold in the Territory during such Calendar Year,
(III)
the total number of Batches of Bulk Form Only Product ordered pursuant to Firm POs (as that term is defined in the Commercial Supply Agreement) for Delivery in such Calendar Year,
(IV)
the total number of Batches of Bulk Form Only Product supplied during such Calendar Year for which the Bulk Form Only Product Additional Royalty is not payable due to the exclusions set forth in Sections 9.5.1(i)(C)(II)(a) and (b),
(V)
the Number of Additional Royalty Batches for such Calendar Year,
(VI)
identification (by Batch number) of the specific Additional Royalty Batches for such Calendar Year and the number of Bulk Form capsules yielded from each such Additional Royalty Batch,
(VII)
the total number of Additional Royalty Batches supplied by Alkermes during such Calendar Year that were Packaged by or on behalf of Biogen in such Calendar Year and the total number of Additional Royalty Batches supplied by Alkermes during such Calendar Year that were not Packaged by or on behalf of Biogen in such Calendar Year,
(VIII)
the total number of Additional Royalty Batches supplied by Alkermes during the previous Calendar Year that were not Packaged by or on behalf of Biogen during the previous Calendar Year (and therefore not included in the calculation of the Bulk Form Only Product Additional Royalty for the previous Calendar Year),
(IX)
the currency conversion rates used for calculating the [**] ANSP,
(X)
a calculation of the total amount of Bulk Form Only Product Additional Royalty payment due; and

(d) within forty-five (45) days after the end of each such Calendar Year, pay Alkermes the royalties due under Section 9.5.1(i)(C) with respect to such Calendar Year as provided for in the report delivered under (b) above.

(iii)
Each report delivered hereunder shall be considered Confidential Information of Biogen, subject to the terms and conditions of Article 8.
(iv)
Biogen and Alkermes shall conduct no fewer than four quarterly meetings per Calendar Year to review and discuss the calculation of the Bulk Form Only Product Additional Royalty. The final meeting of each year will occur no later than the first week in December to allow for the preparation of the final reconciliation and Bulk Form Only Product Additional Royalty report for such Calendar Year.
6.
For clarity, nothing in this Amendment shall modify or be deemed to have modified Section 9.5.1(i)(B) of the Agreement and Alkermes and Biogen acknowledge and agree that all Batches Manufactured in Bulk Form by Biogen or its designee(s) will also be Manufactured (or deemed to have been Manufactured) in finished form by Biogen or its designee(s) and subject to the royalty rate set forth in Section 9.5.1(i)(B).
7.
For clarity, this Amendment does not constitute a waiver of Alkermes exclusive right to Manufacture or have Manufactured Commercial Supplies under Section 5.1.2 of the Agreement, except as specifically set forth therein.
8.
This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law provisions.
9.
Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein. The Agreement (as amended by this Amendment), this Amendment and the Commercial Supply Agreement (as amended) constitute the entire agreement between the Parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous negotiations, agreements, representations, understandings and commitments with respect thereto.
10.
This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe® PDF sent by electronic mail shall be deemed to be original signatures.

[Signature page follows]

IN WITNESS WHEREOF, Alkermes and Biogen have executed and delivered this Amendment effective as of the Amendment Effective Date.

BIOGEN SWISS MANUFACTURING GMBH

By:	/s/ Maja Pedersen

Name:	Maja Pedersen

Title:	VP Global External Manufacturing

ALKERMES PHARMA IRELAND LIMITED

By:	/s/ Declan O’Connor

Name:	Declan O’Connor

Title:	SVP, Operations, Mfg Operations